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                                                                     EXHIBIT 5.1

                          [Letterhead of Grant Prideco]
                                  May 24, 2000

Grant Prideco, Inc.
1450 Lake Robbins Drive
The Woodlands, Texas  77380

Gentlemen:

   I am the Vice President and General Counsel of Grant Prideco, Inc., a Delaware corporation, and in such capacity, I have acted as counsel for the Registrant in connection with the registration under the Securities Act of 1933 of shares of the Registrant's common stock, par value $.01 per share (the "Shares"), which are to be offered by David R. Hall.

   In connection therewith, I have examined originals or copies, certified or otherwise identified to my satisfaction, of the Restated Certificate of Incorporation of the Registrant, the Bylaws of the Registrant, as amended, the records of relevant corporate proceedings with respect to the offering of the Shares and such other documents and instruments as I have deemed necessary or appropriate for the expression of the opinions contained herein. I also have examined the Registrant's Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission with respect to the Shares.

   I have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined.

   Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares have been duly authorized for issuance and are duly and validly issued, fully paid and nonassessable.

   The opinions expressed herein relate solely to, are based solely upon and are limited exclusively to the laws of the State of Delaware (including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws) and the federal laws of the United States of America, to the extent applicable.

   I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                          Very truly yours,

                                                          /s/ Philip A. Choyce

                                                          Philip A. Choyce